UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2019

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NLIGHT, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-38462	91-2066376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
5408 NE 88th Street, Building E Vancouver, Washington 98665
(Address of principal executive offices, and zip code)
(360) 566-4460
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock, par value $0.0001 per share	LASR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On November 14, 2019 (the “Effective Date”), nLIGHT, Inc. (the “Company”), entered into a First Amendment (the “Amendment”) to the Second Amended and Restated Loan and Security Agreement dated September 24, 2018 (as amended, amended and restated, modified or supplemented from time to time, the “Loan Agreement”) with Pacific Western Bank (the “Bank”).

The Amendment modifies a negative covenant in the Loan Agreement to permit repurchases of the Company’s stock up to a certain amount without the Bank’s prior written consent. From the Effective Date through January 1, 2021, up to an additional $10,000,000 in aggregate stock repurchases are permitted, and from January 2, 2021 through the maturity date of the Loan Agreement, up to an additional $5,000,000 in aggregate stock repurchases are permitted.

The foregoing description of the Amendment is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.    Other Events.

On November 14, 2019, the Company issued a press release announcing the completion of the acquisition of Nutronics, Inc., a leading developer of coherently combined lasers and beam control systems (BCS) for high-energy laser (HEL) systems serving the defense market, for $17.5 million in cash and $15.8 million of restricted stock units that will be awarded as part of ongoing employment agreements. On November 14, 2019, the Company also published investor presentation slides related to this acquisition for use in investor discussions.

The full text of the press release is furnished as Exhibit 99.1 and a copy of the investor presentation slides is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In the November 14, 2019 press release, the Company also announced that its Board of Directors has authorized the Company to repurchase up to $10.0 million of its outstanding shares of common stock. This program is intended to offset RSU grants awarded in connection with the acquisition of Nutronics, Inc. The repurchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market and are expected to comply with Rule 10b-18 under the Securities Exchange Act of 1934, as amended.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	First Amendment, dated November 14, 2019, to the Second Amended and Restated Loan and Security Agreement dated September 24, 2018, by and between nLIGHT, Inc. and Pacific Western Bank
99.1	Press Release, dated November 14, 2019, announcing the completion of the acquisition of Nutronics, Inc. and nLIGHT share repurchase program
99.2	Investor Presentation Slides, dated November 14, 2019, regarding the acquisition of Nutronics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NLIGHT, INC.
(Registrant)

Date:	November 14, 2019
		By:	/s/ SCOTT KEENEY
Scott Keeney
President and Chief Executive Officer